SECURITIES  AND  EXCHANGE  COMMISSION
                           Washington,  D.C.  20549

                                  FORM  8-K


                               CURRENT  REPORT


                   Pursuant  to  Section  13  or  15(d)  of
                   the  Securities  Exchange  Act  of  1934


 Date  of  Report  (Date  of  earliest  event  reported):  December  20,  1999


                       ENERGY  CORPORATION  OF  AMERICA
      (Exact  name  of  registrant  as  specified  in  its  charter)

                                 333-29001-01
                          (Commission  File  Number)

         West  Virginia                           84-1235822
(State  or  other  jurisdiction     (IRS  Employer  Identification  Number)
     of  incorporation)


                   4643  South  Ulster  Street,  Suite  1100
                          Denver,  Colorado  80237
          (Address  of  principal  executive  offices  and  zip  code)

                               (303)  694-2667
            (Registrant's  telephone  number,  including  area  code)

Item  5.   Other  Events.

          On December 20, 1999, Energy Corporation of America (ECA) and Allegheny Energy, Inc. (Allegheny) announced that they have entered into a stock purchase agreement pursuant to which Allegheny has agreed to purchase Mountaineer Gas Company, a wholly-owned subsidiary of ECA, for $323 million (which includes the assumption of approximately $100 million in debt), subject to certain adjustments. The transactions contemplated by the stock purchase agreement are conditioned upon the prior receipt of regulatory approvals, including but not limited to the approval of the Securities and Exchange Commission pursuant to the Public Utility Holding Company Act of 1935 and the West Virginia Public Service Commission. The foregoing text is qualified in its entirety by the press release dated December 20, 1999, the stock purchase agreement, which are attached as Exhibits 99.1 and 99.2 respectively and are incorporated herein by reference.


Item  7.   Exhibits.

          Ex.  99.1       Press  release  dated  December  20,  1999.

          Ex.  99.2       Stock  Purchase  Agreement
                         (Schedules and Exhibits Thereto Omitted)




                                    SIGNATURES


        Pursuant to the requirements of the Securities Exchange act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          ENERGY  CORPORATION  OF  AMERICA




Dated:  ____________               By:     /S/JOHN  MORK
                                 Name:     John  Mork
                                Title:     President  and  CEO

                                 EXHIBIT  INDEX


Item  No.  7                    Exhibits

                Ex.  99.1    Press  release  dated December  20,  1999.

                Ex.  99.2    Stock  Purchase  Agreement
                            (Schedules and Exhibits Thereto Omitted)